Exhibit 99.1

MEDQUIST ANNOUNCES

PRELIMINARY, PARTIAL AND UNAUDITED FINANCIAL RESULTS

MT. LAUREL, N.J., May 11, 2006 /PRNewswire-FirstCall via COMTEX/ — MedQuist Inc. (Pink Sheets: MEDQ.PK) announced today certain preliminary, partial and unaudited financial results, and provided updated information regarding previously-announced litigation and governmental investigations and proceedings. Once the Company completes the financial assessment and review of its billing practices disclosed in the Company’s previous filings with the SEC, KPMG LLP, the Company’s independent registered public accounting firm, will complete the audit the Company’s financial statements. The Company is continuing the process of working toward becoming current in its periodic reports pursuant to the Securities Exchange Act of 1934. The Company’s review of its current and prior period unaudited financial statements, as well as KPMG LLP’s audits for those periods, may identify adjustments or reclassifications which may be reflected in the periods to which they relate. At this time, the Company cannot estimate the total costs of (i) the billing review, (ii) defense of the class action matters, (iii) the SEC investigation, and (iv) compliance with the Department of Justice investigation, all of which have been previously disclosed in either the Company’s filings with the SEC or the Company’s press releases. Accordingly, the only costs related to the defense of these matters that have been included in the results below are actual costs incurred through March 31, 2006 by the Company. Because the completion of the billing review and resolution of the litigation and governmental investigatory matters are pending, the Company is not certain whether any changes to the accounting treatment of any component of its consolidated financial statements will be required and, if any changes are necessary, whether any such changes would have a material impact on its current or prior period consolidated financial statements. Accordingly, the financial information set forth below is preliminary, unaudited, and subject to change based on the completion of the financial assessment and review of the Company’s billing practices, resolution of the class action matters and governmental investigations and proceedings, and the completion of the review and/or audit of its financial statements, as appropriate.

The financial information and related narrative discussion set forth below is derived from the Company’s internal books and records. The Company cautions investors not to place undue reliance on the financial information presented below. As a result of the developments described above and in the Company’s previous SEC filings, the Company’s financial statements have not been audited or reviewed by KPMG LLP, its independent registered public accounting firm. The financial information contained in this press release also has not been audited or reviewed by an independent registered public accounting firm. Such information is not a substitute for the information required to be reported in the Company’s Forms 10-K and Forms 10-Q that have not yet been filed. There can be no assurance that the results of the billing review, and resolution of the litigation and governmental investigatory matters will not have a material adverse effect on the Company’s revenue, results of operations and financial condition.

Legal Proceedings

Investigations and Proceedings Commenced by the SEC and the Department of Justice

As previously announced, the Securities and Exchange Commission (the “SEC”) is currently conducting a formal investigation of the Company. The Company will continue to fully cooperate with the SEC.

As previously announced, the Company received an administrative HIPAA subpoena for documents from the United States Attorney’s Office for the District of Massachusetts on December 17, 2004. The subpoena sought information primarily about the Company’s provision of medical transcription services to governmental and non-governmental customers. The information was requested in connection with a government investigation into whether MedQuist and others violated federal laws in connection with the provision of medical transcription services. MedQuist continues to cooperate fully with the Department of Justice.

Shareholder Securities Litigation

As previously announced, a shareholder putative class action lawsuit was filed against the Company in the United States District Court District of New Jersey on November 8, 2004. The action, entitled William Steiner v. MedQuist, Inc., et al., Case No. 1:04-cv-05487-FLW (the “Shareholder Putative Action”), was filed against the Company and certain former Company officials, purportedly on behalf of an alleged class of all persons who purchased MedQuist common stock during the period from April 23, 2002 through November 2, 2004, inclusive (the “Class Period”). The complaint specifically alleged that defendants violated federal securities laws by purportedly issuing a series of false and misleading statements to the market throughout the Class Period, which statements allegedly had the effect of artificially inflating the market price of the Company’s securities. The complaint asserts claims under Section 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5, thereunder. Named as defendants, in addition to the Company, were its former president and chief executive officer and its former executive vice president and chief financial officer.

On August 16, 2005, a First Amended Complaint in the Shareholder Putative Class Action was filed against the Company in the United States District Court District of New Jersey. The First Amended Complaint named additional defendants, including certain current and former directors, certain former Company officers, the Company’s former and current external auditors and Koninklijke Philips Electronics N.V. (“Philips”). Like the original complaint, the First Amended Complaint asserted claims under Sections 10b and 20(a) of the Securities and Exchange Act of 1934 (the “Act”) and Rule 10b5 of the Act. The Class Period of the original complaint was expanded 20 months and now includes the period from March 29, 2000 through June 14, 2004. Pursuant to an October 17, 2005 consent order approved by the Court, Lead Plaintiff Greater Pennsylvania Pension Fund filed a Second Amended Complaint on November 15, 2005. The Second Amended Complaint dropped Philips as a defendant, but alleges the same claims and the same purported class period as the First Amended Complaint. Plaintiffs seek unspecified damages. Pursuant to the provisions of the Private Securities Litigation Reform Act, discovery in the action is stayed pending the filing and resolution of the defendants’ motions to dismiss, which were filed on January 17, 2006, and will be fully briefed by May 26, 2006. The Court has not set a hearing date on the motions. The Company believes that the claims asserted in the Second Amended Complaint are without merit, and is vigorously defending the action.

Customer Litigation

As previously announced, a putative class action was filed in the United States District Court Central District of California. The action, entitled South Broward Hospital District, dba Memorial Regional Hospital, et al. v. MedQuist, Inc. et al., Case No. CV-04-7520-TJH-VBKx, was filed on September 9, 2004 against the Company and certain present and former Company officials, purportedly on behalf of an alleged class of non-Federal governmental hospitals and medical centers that the complaint claims were wrongfully and fraudulently overcharged for transcription services by defendants based primarily on the Company’s use of the AAMT line billing unit of measure discussed below. The complaint charges fraud, violation of the California Business and Professions Code, unjust enrichment, conversion, negligent supervision and violation of the Racketeer Influenced and Corrupt Organizations Act. Plaintiffs seek damages in an unspecified amount, plus costs and interest, an injunction against alleged continuing illegal activities, an accounting, punitive damages and attorneys’ fees. Named as defendants, in addition to the Company, were a senior vice president, its former executive vice president of marketing and new business development, its former executive vice president and chief legal officer, and its former executive vice president and chief financial officer.

On December 20, 2004, the Company and individual defendants filed motions to dismiss for lack of personal jurisdiction and improper venue, or in the alternative, to transfer the putative action to the United States District Court District of New Jersey. On February 2, 2005, plaintiffs filed a Second Amended Complaint both adding and deleting named plaintiffs in an attempt to keep the putative action in the United States District Court Central District of California. On March 30, 2005, the United States District Court Central District of California issued an order transferring the putative action to the United States District Court District of New Jersey.

On August 1, 2005, the Company and the individual defendants filed their respective Answers denying the material allegations contained in the Second Amended Complaint. On August 31, 2005, the Company and individual defendants filed motions to dismiss the Second Amended Complaint for failure to state a claim and a motion to dismiss in favor of arbitration, or in the alternative, to stay pending arbitration. On December 12, 2005, the plaintiffs filed an Amendment to the Second Amended Complaint. On December 13, 2005, the Court issued an order requiring plaintiffs to file a Third Amended Complaint.

Plaintiffs filed the Third Amended Complaint on January 4, 2006. The Third Amended Complaint expands the claims made beyond issues arising from contracts based on AAMT line billing and beyond customers billed based on an AAMT line, alleging that the Company engaged in a scheme to inflate customers’ invoices without regard to the terms of individual contracts and even in the absence of any written contract. The Third Amended Complaint also limits plaintiffs’ claim for fraud in the inducement of the agreement to arbitrate to the three named plaintiffs whose contracts contain an arbitration provision and a subclass of similarly situated customers. On January 20, 2006 the Company and individual defendants filed motions to dismiss the Third Amended Complaint for failure to state a claim and a motion to compel arbitration of all claims by the arbitration subclass and to stay the case in its entirety pending arbitration. On March 8, 2006 the Court held a hearing on these motions, and took the matter under submission. The Court has not yet ruled on the motions. The Company believes that the claims asserted have no merit and intends to vigorously defend the putative action.

Medical Transcriptionist Litigation

Hoffmann Putative Class Action

As previously announced, a putative class action lawsuit was filed against the Company in the United States District Court Northern District of Georgia. The action, entitled Brigitte Hoffmann, et al. v. MedQuist, Inc., et al., Case No. 1:04-CV-3452, was filed with the Court on November 29, 2004 against the Company and certain current and former Company officials, purportedly on behalf of an alleged class of current and former employees and statutory workers of MedQuist, who are or were compensated on a “per line” basis for medical transcription services (the “Class Members”) from January 1, 1998 to the time of the filing of the complaint (the “Class Period”). The complaint specifically alleged that defendants systematically and wrongfully underpaid the Class Members during the Class Period. The complaint asserted the following causes of action: fraud, breach of contract, demand for accounting, quantum meruit, unjust enrichment, conversion, negligence, negligent supervision, and Racketeer Influenced and Corrupt Organizations Act violations. Plaintiffs sought unspecified compensatory damages, punitive damages, disgorgement and restitution. On December 1, 2005, the Hoffmann matter was transferred to the United States District Court District of New Jersey. As discussed immediately below under the heading Myers Putative Class Action, the Company believes that the claims presently asserted have no merit and intends to vigorously defend the putative action.

Myers Putative Class Action

As previously announced, a putative class action entitled, Myers, et al. v. MedQuist Inc. and MedQuist Transcriptions, Ltd., Case No. 05CV 4608 (JBS), was filed against the Company on September 22, 2005 in the United States District Court District of New Jersey. The action was brought on behalf of a putative class of MedQuist’s employee and independent contractor transcriptionists who claim that they contracted with the Company to be paid per “AAMT line,” but were allegedly underpaid due to intentional miscounting of the number of characters and lines transcribed. The named plaintiffs asserted claims for breach of contract, unjust enrichment, and request an accounting.

The allegations contained in the Myers case are substantially similar to those contained in the Hoffmann putative class action and the two actions have now been consolidated. A consolidated amended complaint was filed on January 31, 2006. The named plaintiffs assert claims for breach of contract, breach of the covenant of good faith and fair dealing, unjust enrichment and demand an accounting. On March 7, 2006 the Company filed a motion to dismiss all claims in the consolidated amended complaint. The motion has now been fully briefed. The Court has not set a hearing date on the motion. The Company believes that the claims asserted in the consolidated actions have no merit and intends to vigorously defend the suit.

Derivative Litigation

On October 4, 2005, the Company announced the dismissal with prejudice of a shareholder derivative action filed in United States District Court District of New Jersey. The suit, Rhoda Kanter (Plaintiff) v. Hans M. Barella et al. (Defendants), was filed on November 12, 2004 against Philips and ten current and former members of MedQuist’s Board of Directors. MedQuist was named as a nominal defendant.

In a ruling dated September 21, 2005, the Court found Plaintiff’s allegations that MedQuist’s Board members breached their fiduciary duties to the Company to be insufficient. The Plaintiff had alleged that for a period from 2001 through 2004, the Defendants violated their fiduciary duties by permitting artificial inflation of billing figures; failing to adequately ensure accurate and lawful billing practices; and failing to accurately report the Company’s true financial condition in its published financial statements. To the contrary, the Court concluded: “Far from alleging facts supporting a substantial likelihood of liability, Plaintiff here has painted a picture of a board of directors that acted responsively given the circumstances . . . .” On October 3, 2005, plaintiffs filed a motion for reconsideration of the Court’s order dismissing the action with prejudice. On November 16, 2005, the Court denied Plaintiffs’ motion for reconsideration. On December 13, 2005, Plaintiffs filed a Notice of Appeal with the United States Court of Appeals for the Third Circuit.

On March 21, 2006, Plaintiff filed her opening brief on appeal. On April 20, 2006, MedQuist and the other defendants filed their opposition briefs. The appeal will be fully briefed by May 4, 2006. The Court of Appeals has not set a hearing date for the appeal,

Customer Accommodations

As previously disclosed, the primary allegations in a number of the litigation matters relate to how the Company interpreted the AAMT line billing unit of measure. The AAMT line billing unit of measure was developed in 1993 through a collaboration among several industry organizations with the intent of providing standardization in industry billing practices. However, due to inherent ambiguities in the definition of this unit of measure not fully anticipated at the time of its introduction, AAMT line-based billing was applied inconsistently throughout the medical transcription industry and eventually renounced by the groups initially responsible for its development. Despite these issues, a number of companies in the industry have continued to use AAMT line-based billing, and some customers still request proposals and contracts based on the AAMT line.

Like many medical transcription service providers, MedQuist once used the AAMT line unit of measure to calculate invoices for many of its medical transcription clients. It has been widely recognized and well documented throughout the industry, however, that the AAMT definition of a “line” is inherently ambiguous and subject to a wide variety of interpretations. In fact, no single set of AAMT characters was ever defined for this unit of measure. Accordingly, MedQuist began the process in 2004 of transitioning its AAMT line-based customers off the AAMT line unit of measure and, in April 2005, the Company completely eliminated the use of the AAMT line for billing and called on other industry transcription providers to follow its lead.

Due to these AAMT line unit of measure ambiguities, and the disparity in its interpretation, health care providers have raised concerns regarding charges for transcription services by their respective transcription providers, including the Company. In response to those concerns, and to foster ongoing business relationships with its customers, the Company has approached certain customers and offered to resolve any issues related to their prior AAMT line and other billing related issues.

As previously disclosed, the Company’s Board of Directors has authorized Company management to make accommodation offers, up to an aggregate amount of $65.0 million, to certain customers to resolve any concerns over AAMT and other billing related issues. As of March 31, 2006, (i) the Company has entered into agreements with certain customers who have accepted accommodation offers to resolve concerns over AAMT and other billing related issues, and paid or credited an aggregate amount of $31.3 million as an accommodation to those customers and (ii) additional accommodation offers have been made by the Company to certain other customers in the aggregate amount of $11.9 million. From April 1, 2006 through the date of this release, the Company has entered into agreements with additional customers and paid or credited an aggregate amount of $2.9 million and has extended accommodation offers to additional customers in the aggregate amount of $1.1 million. Company management currently intends to make additional accommodation offers in the future, consistent with the Board’s authorization described above, although the timing and amount of such offers have not yet been determined and the Company’s plans may change in the future. The accommodation offers do not represent an estimate of potential liability, if any, in any of the previously disclosed litigation or investigatory matters pending against the Company.

The Company is unable to predict how many customers, if any, will accept the outstanding accommodation offers on the terms proposed by the Company, nor is the Company able to predict the timing of the acceptance (or rejection) of any of these outstanding accommodation offers. Until such offers are accepted, the Company may withdraw or modify the terms of the accommodation offers at any time. In addition, the Company is unable to predict how many of the future offers, if made, will be accepted on the terms proposed by the Company. The Company believes that its existing cash resources and cash flows from operations are sufficient to fund all of the customer accommodation offers it may make.

By accepting the Company’s accommodation offers, the customer must agree, among other things, to release the Company from any and all claims and liability regarding prior AAMT and other billing related issues. The accommodation offers made to date, and those offers which may be made in the future, are not an admission of liability by the Company of any wrongdoing or an admission or acknowledgement that its billing practices with respect to such customers were or are incorrect.

MedQuist Inc. — Preliminary and Unaudited Financial Information (in millions)

	Three months ended
	March 31, 2006	March 31, 2005
Revenues	$97	$108
Operating loss	$(8)	$(2)

	As of March 31, 2006	As of December 31, 2005
Cash	$164	$178
Debt	$—	$—

Three Months Ended March 31, 2006

Revenues:

Preliminary, unaudited results indicate that the Company’s revenues decreased $11 million to $97 million for the three months ended March 31, 2006 from approximately $108 million for the comparable 2005 period. This decline in revenues is largely due to decreases in transcription outsourcing services and product sales of $9 million or 10%, and $2 million or 27%, respectively. The decline in transcription outsourcing revenues is largely due to a decrease in the volume of lines transcribed primarily related to clients for whom we no longer provide transcription services. Additionally, pricing pressures continued on the base transcription business during the first quarter 2006, but revenues were impacted far less by pricing pressures than in the comparable 2005 period. Management expects that pricing pressures will continue for the foreseeable future but that the introduction of several new sales initiatives and improved customer service programs should cause transcription volume to stabilize or improve throughout the duration of 2006.

Operating Loss:

Preliminary, unaudited results indicate that our operating loss increased $6 million to a loss of approximately $8 million for the three months ended March 31, 2006 from an operating loss of $2 million for the comparable 2005 period. The operating loss of $8 million was primarily attributable to $9 million of costs associated with the following: (1) costs related to the ongoing billing review including (i) legal fees incurred in connection with governmental investigations and proceedings and defense of the class action matters and (ii) non-legal professional fees; and (2) increased expenses related to prior years’ accounting reviews and audit. Operating loss was also impacted by the $11 million decline in revenues over the same period.

Balance Sheet Highlights:

As of March 31, 2006, the Company had $164 million in cash and cash equivalents and no debt. The $14 million decrease in cash as of March 31, 2006 compared with December 31, 2005 was primarily attributable to accommodation payments ($10 million) and capital expenditures ($4 million). There were no issuances of capital stock or other securities for the three months ended March 31, 2006.

The Company expects to incur significant costs and expenses in the future relating to the ongoing billing review, defense of the class action matters and governmental investigations and proceedings, and accommodation agreements. These costs and expenses include (i) legal fees relating to the SEC and Department of Justice investigations and proceedings, (ii) legal fees relating to defense and resolution of the litigation matters described above, (iii) customer accommodation payments and credits, and (iv) non-legal professional fees. The timing and level of these costs and expenses is, in many cases, not within the Company’s control. While the Company is unable to predict the timing and level of these costs and expenses, the Company currently believes that it has sufficient resources, including cash on hand and cash flow from operations to fund these costs and expenses. However, there cannot be any assurance that unanticipated changes in the level of these costs will not exceed the Company’s available cash resources, nor can there be any assurance that sufficient financing from external sources will be available to the Company on acceptable terms, if at all. In the event that the Company’s cash requirements exceed its available cash resources, or if the timing of such costs and expenses requires the Company to divert cash resources away from operations, the Company may not be able to execute its operating plan, which could have a material adverse effect on the Company’s business and results of operations.

Other Developments

Restructuring:

As previously disclosed, in conjunction with the Company’s movement to a single national service and support organization, a restructuring plan was developed in 2005 to consolidate approximately forty-eight (48) operating facilities and centralize certain components of the business in order to improve operating efficiencies. The Company is expecting to incur total restructuring costs of up to $8.5 million associated with this plan through the end of the fourth quarter of 2006. The Company incurred $1 million of restructuring costs for the three months ended March 31, 2006. This restructuring is expected to generate annualized savings of approximately $18.5 million. The Company realized approximately $1.9 million in savings during the three months ended March 31, 2006. Specifically, the Company has shifted resources to a single national service delivery and support organization for all of the Company’s services and products and is in the process of eliminating local service centers.

The plan does not contemplate reductions of, and the Company has no current intentions to reduce, its medical transcription workforce. Rather, the Company will continue in its efforts to hire additional qualified transcriptionists. Further, although the Company is consolidating its local service centers as described above, customer-facing teams, led by account managers, will continue to coordinate customer support on the local level. The customer-facing teams will continue to work with and be supported by the Company’s centrally managed customer service organization.

About MedQuist:

MedQuist, a member of the Philips Group of Companies, is a leading provider of electronic medical transcription, health information and document management products and services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this Press Release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this Press Release include, without limitation, statements about the Company’s results of operations and financial condition. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events of the Company’s future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results may differ from the forward-looking statements for many reasons, including any direct or indirect impact of the matters disclosed in the Form 8-K filed by the Company on May 11, 2006 on the Company’s operating results or financial condition; any continuation of pricing pressures and declining billing rates; difficulties relating to the implementation of management changes throughout the Company; and the outcome of pending and future legal and regulatory proceedings and investigations, including costs and expenses related thereto.

SOURCE:	MedQuist Inc. Web site: http://www.medquist.com

CONTACT:	Craig Martin Feinstein Kean Healthcare Phone: 617.761.6729 Email: craig.martin@fkhealth.com